SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 15, 2001

                        COMMISSION FILE NUMBER: 000-32319

                                   JPAL, Inc.
                                   ----------
             (Exact name of registrant as specified in its charter)

Nevada                                                                33-0851302
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

17620 Oak Street, Fountain Valley, California                              92708
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(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (714) 785.2095


                 513 Calle Amigo, San Clemente, California 92673
                 -----------------------------------------------
          (Former name or former address, if changed since last report)











                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                 (949) 660-9700
                            Facsimile: (949) 660-9010

                                   Page 1 of 3
                      Index to Exhibits specified on Page 2






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Item 1. Changes in Control of Registrant.

On June 25, 2001, Mr. Drechsler was appointed as a director of JPAL, Inc., a Nevada corporation ("Registrant"). On June 25, 2001, Ryan A. Neely resigned as the President, Secretary and a director of the Registrant. On June 25, 2001, Jason Ortega resigned as the Treasurer and a director of the Registrant. On June 26, 2001, Mr. Drechsler was appointed as the President and Secretary of the Registrant. On June 15, 2001, Mr. Drechsler acquired 1,020,052 shares of common stock from Ryan A. Neely and Jason Ortega, the former officers and directors of the Registrant. As a result of this transaction, Mr. Drechsler beneficially owns 58.99% of the total issued and outstanding shares of common stock.

The Registrant is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403 of Regulation S-B.

Item 6. Resignations of Registrant's Directors.

On June 25, 2001, Ryan A. Neely resigned as the President, Secretary and a director of the Registrant. On June 25, 2001, Jason Ortega resigned as the Treasurer and a director of the Registrant.

Index to Exhibits
-----------------

17.1     Resignation of Ryan A. Neely

17.2     Resignation of Jason Ortega



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      JPAL, Inc.


DATED:  June 28, 2001                   By: /s/ Frank Drechsler
                                           -----------------------------------
                                           Frank Drechsler, President